[HUMATECH, INC. LETTERHEAD]

October 22, 2001

Eric G. Hooper
22807 Willhanna Drive
Katy, TX 77449

Dear Sir,

As agreed, the Board of Directors of HumaTech, Inc. has fully authorized the issuance of 8,000 shares of unrestricted common stock in HumaTech, Inc. This is issued to you for work performed for the benefit of HumaTech, Inc.

Thank you,

/s/ David Williams                     /s/ Eric G. Hooper
____________________                   _________________________
David Williams                         Accepted, Eric G. Hooper
President, CEO
HumaTech, Inc.